Exhibit 99.1

AXSYS TECHNOLOGIES ANNOUNCES SECOND QUARTER RESULTS

Strong Demand Drives Record Sales, Higher Profitability and Record Backlog

ROCKY HILL, CT — July 26, 2006 — Axsys Technologies, Inc. (NASDAQ:AXYS), a global leader in the design, manufacture and distribution of precision optical solutions, today announced financial results for the second quarter ended July 1, 2006.

Second Quarter Financial Highlights — versus fiscal 2005 second quarter:

•                  Sales increased 15% to a record $38.5 million.

•                  Gross margin improved to 32.0% from 31.0%.

•                  Operating income grew 24% to $4.1 million.

•                  Net income increased 68% to $2.6 million.

•                  Diluted earnings per share increased to $0.24 from $0.21.

•                  Total backlog of firm orders at the end of the second quarter was a record $115.5 million.

Second quarter revenue growth was driven primarily by continuing demand for thermal imaging cameras and lenses.  Gross margin expansion was the result of a product mix shift toward these higher margin products. Quarter-over-quarter sales growth was also affected by the inclusion in the 2006 period of a full quarter’s results from DiOP, which was acquired on May 2, 2005.  If the acquisition had occurred at the beginning of the second quarter of 2005, the Company’s sales growth would have been approximately 11%.

Net income in the second quarter of 2006 included a $257,000 pre-tax expense for stock-based compensation, pursuant to FAS 123R accounting policies that the Company adopted on January 1, 2006. Net income in the second quarter of 2005 included a loss of $150,000 from discontinued operations and pre-tax interest expense of $706,000.

The weighted-average diluted shares outstanding increased by 46% over the comparable periods as a result of the Company’s September 2005 equity offering.

Segment Sales

(Millions)

	Three Months Ended:		Six Months Ended:
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Optical Systems Group	$31.7	$27.2	$62.6	$49.4
Distributed Products Group	6.8	6.2	13.4	12.6

“I am pleased to report a strong second quarter in line with expectations,” said Stephen W. Bershad, Chairman and Chief Executive Officer of Axsys.  “Our IR Systems division continues to perform particularly well due to strong demand among military, homeland security, and commercial customers. These results affirm our view that our financial performance for the year will be consistent with our previously issued guidance.”

Conference Call

Management will conduct a conference call reviewing the financial results on Thursday, July 27, 2006 at 10:00 am ET.  Interested parties may participate in the call by dialing 706-679-3148 and asking for the Axsys Technologies call (conference ID# 2710796). Phone participants are encouraged to call in at least 10 minutes before the call is scheduled to begin.  The conference call will also be webcast live at http://www.axsys.com/ircal.php.  Webcast listeners are encouraged to visit the web site at least 15 minutes early to register, download and install any necessary audio software.  A recording of the conference call will be available on the Company’s web site for approximately 90 days.

About Axsys

Axsys Technologies, Inc. is a vertically integrated OEM supplier of precision optical solutions for high technology applications, serving the aerospace, defense, and high performance commercial markets.  For more information, visit www.axsys.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,”  “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission, including without limitation: changes in the U.S. federal government spending priorities; the Company’s ability to compete in the industries in which it operates, including the introduction of competing products or technologies by other companies and/or pricing pressures from competitors and/or customers; the potential for the Company’s backlog to be reduced or cancelled; the Company’s ability to implement its acquisition strategy and integrate its acquired companies successfully; the Company’s ability to manage costs under the Company’s fixed-price contracts effectively; and changes in general economic and business conditions.  These statements reflect the Company’s current beliefs and are based upon information currently available to Axsys.   Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time, and we specifically disclaim any obligation to update these statements.  For more information concerning the foregoing risks and uncertainties, see the Securities and Exchange Commission filings for Axsys.

Contacts

David A. Almeida

Chief Financial Officer

(860) 257-0200

Geoffrey Ling

Director of Investor Relations

(860) 594-5773

Invest@axsys.com

AXSYS TECHNOLOGIES, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data - Unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

Sales	$38,505	$33,384	$75,963	$62,032
Cost of sales	26,202	23,050	51,988	43,242
Gross profit	12,303	10,334	23,975	18,790

Selling, general and administrative expenses	6,956	5,946	13,942	11,046
Research, development and engineering expenses	1,212	1,044	2,119	1,788
Operating income	4,135	3,344	7,914	5,956
Interest expense	(45)	(706)	(62)	(773)
Interest income	42	34	151	76
Other income, net	45	51	25	36
Income from continuing operations before income taxes	4,177	2,723	8,028	5,295
Provision for income taxes	1,584	1,021	3,045	1,986
Income from continuing operations	2,593	1,702	4,983	3,309
Gain (loss) from discontinued operations, net of tax	20	(150)	20	(150)
Net income	$2,613	$1,552	$5,003	$3,159

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.25	$0.24	$0.47	$0.47
Discontinued operations	0.00	(0.02)	0.00	(0.02)
Total	$0.25	$0.22	$0.47	$0.45
Weighted average basic common shares outstanding	10,625,504	7,094,794	10,622,639	7,079,769

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.24	$0.23	$0.46	$0.44
Discontinued operations	0.00	(0.02)	0.00	(0.02)
Total	$0.24	$0.21	$0.46	$0.42
Weighted average dilutive common shares outstanding	10,924,326	7,476,407	10,901,362	7,459,102

AXSYS TECHNOLOGIES, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	July 1, 2006 (Unaudited)	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,874	$7,079
Accounts receivable — net	20,612	18,821
Inventories — net	41,225	37,866
Income taxes — deferred	3,374	3,256
Other current assets	1,497	1,182
TOTAL CURRENT ASSETS	68,582	68,204

PROPERTY, PLANT AND EQUIPMENT — net	19,573	15,351
INTANGIBLE ASSETS — net	9,917	10,461
GOODWILL	61,048	61,048
OTHER ASSETS	1,073	1,144
TOTAL ASSETS	$160,193	$156,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,536	$8,019
Accrued expenses and other current liabilities	13,689	16,835
Deferred income	5,652	7,044
TOTAL CURRENT LIABILITIES	29,877	31,898
OTHER LONG-TERM LIABILITIES	5,236	4,769

SHAREHOLDERS’ EQUITY:

Common stock	106	106
Capital in excess of par	98,381	97,875
Accumulated other comprehensive income	—	3
Retained earnings	26,715	21,712
Treasury stock	(122)	(155)
TOTAL SHAREHOLDERS’ EQUITY	125,080	119,541
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$160,193	$156,208

Reconciliation of Pro Forma Sales*

(Dollars in thousands, unaudited)

	For the Three Months Ended
	July 1, 2006	July 2, 2005
Sales	$38,505	$33,384

Diversified Optical Products, Inc.
April 1, 2005 - April 30, 2005	—	1,380
Pro Forma Sales	$38,505	$34,764

* The Company has provided sales information as if the results of the DiOP acquisition had been consolidated for the entire second quarter of 2005 because management believes that this information is a useful tool for understanding post-acquisition revenue growth.